Exhibit 99.1
NUTEX HEALTH PROVIDES FINANCIAL REPORTING UPDATE

HOUSTON, TX − (PRNewswire) – AUGUST 20, 2025 – Nutex Health Inc. (“Nutex Health” or the “Company”) (NASDAQ: NUTX), a physician-led, integrated healthcare delivery system comprised of 24 state-of-the-art micro hospitals and hospital outpatient departments in 11 states and primary care-centric, risk-bearing physician networks, today disclosed non-reliance on its (i) unaudited condensed consolidated financial statements as of and for the three months ended March 31, 2025 contained in the Form 10-Q for the period ended March 31, 2025 (the “Original Form 10-Q”) and its (ii) audited consolidated financial statements as of and for the years ended December 31, 2024 and 2023 contained in the Form 10-K for the year ended December 31, 2024 and 2023 (the “Original Form 10-K”) (collectively, the “Previously Issued Financial Statements”). As noted in the 8-K filed today, on August 20, 2025, the Company, in consultation with the Audit Committee of the Board of Directors and its Auditor, reached a determination that the Company’s Previously Issued Financial Statements should no longer be relied upon solely due to changes to the non-cash classification of obligations related to under construction and ramping hospitals from equity to liability in accordance with the classification criteria in ASC 718, Compensation - Stock Compensation, and ASC 480, Distinguishing Liabilities from Equity. For additional clarity, this non-reliance is anticipated to be non-cash adjustments that are not due to issues related to collections or Independent Dispute Resolutions (arbitration) related activities.

The Company has determined that it is appropriate to correct the classification in the Company's Previously Issued Financial Statements by amending its Quarterly Report on Form 10-Q for the period ended March 31, 2025 (the “First Quarter 2025 Form 10-Q/A”), and its Annual Report on Form 10-K for the fiscal year ended December 31, 2024 (the “2024 Form 10-K/A”). The Company expects that any adjustments related to the treatment of these obligations will be non-cash and have no effect on key financial statement line items such as its revenue, gross profit, liquidity, working capital, short-term and long-term debt, operating cash flow, adjusted EBITDA or number of patient visits.

Preliminary Financial Information

Prior to the filing of the First Quarter 2025 Form 10-Q/A, the 2024 Form 10-K/A, and the full financial results for the period ended June 30, 2025, the Company has provided below select preliminary unaudited financial results for the three and six months ended June 30, 2025, which reflect management’s current views with respect to the Company’s financial results. These preliminary results remain subject to the completion of normal quarter-end and fiscal-end accounting procedures and closing adjustments.

Financial highlights for the three months ended June 30, 2025:
•Total revenue was $244.0 million for the three months ended June 30, 2025 as compared to total revenue of $76.1 million for the same period in 2024, an increase of 220.7%. Revenue from mature hospitals, which are hospitals opened prior to December 31, 2021, increased by 203.2% in 2025 compared to 2024.
•Gross profit was $124.8 million, or 51.1% of total revenue, for the three months ended June 30, 2025 as compared to gross profit of $22.6 million, or 29.7% of total revenue, for the same period in 2024.
•Total visits at the Hospital Division were 45,573 for the three months ended June 30, 2025, as compared to 41,208 for the same period in 2024, an increase of 4,365 or 10.6%. Visits at mature hospitals increased by 0.6% in the three months ended June 30, 2025 as compared to the same period in 2024.
•For the three months ended June 30, 2025, the Company collected $175 million in cash, the highest collection amount for any quarter.
•Adjusted EBITDA was $71.6 million for the three months ended June 30, 2025 as compared to $6.8 million for the same period in 2024.
•Operating cash flow was $27.1 million for the three months ended June 30, 2025 as compared to $13.3 million for the same period in 2024.
Financial highlights as of and for the six months ended June 30, 2025:
•Total revenue was $455.8 million for the six months ended June 30, 2025, as compared to total revenue of $143.5 million for the same period in 2024, an increase of 217.5%. Revenue from mature hospitals, which are hospitals opened prior to December 31, 2021, increased by 195.2% in 2025 compared to 2024.

Exhibit 99.1
•Gross profit was $243.1 million, or 53.3% of total revenue, for the six months ended June 30, 2025, as compared to gross profit of $32.7 million, or 22.8% of total revenue, for the same period in 2024.
•Total visits at the Hospital Division were 93,842 for the six months ended June 30, 2025, as compared to 81,276 for the same period in 2024, an increase of 12,566 or 15.5%. Visits at mature hospitals increased by 3.0% in the six months ended June 30, 2025, as compared to the same period in 2024.
•For the six months ended June 30, 2025, the Company collected $311 million in cash, the highest collection amount for the first two quarters of any year.
•Adjusted EBITDA was $144.4 million for the six months ended June 30, 2025, as compared to $6.4 million for the same period in 2024.
•Operating cash flow was $78.1 million for the six months ended June 30, 2025, as compared to $16.3 million for the same period in 2024.
•As of June 30, 2025, the Company had total assets of $854.8 million, including cash of $96.4 million and accounts receivable of $349.2 million.
•Current portion of long-term debt and long-term debt was $15.0 million and $20.5 million, respectively, as of June 30, 2025.
Additional Information
The Company will host a shareholder update call to be scheduled for Monday August 25, 2025 at 10:30 am Eastern Time, where it will discuss preliminary second quarter financials as well as other topics relevant to the Company, as also described in its Form 8-K filed on the date hereof.
Participant Listening: 1-877-407-9208 or 1-201-493-6784
Participant Link:
https://callme.viavid.com/viavid/?callme=true&passcode=13746493&h=true&info=company&r=true&B=6
To access the call, please dial in approximately five minutes before start time. Those who are unable to attend the live conference call may access the recording on the Company’s website.
Notification of Delinquency with Nasdaq
On August 20, 2025, Nutex received a delinquency notification letter from Nasdaq, which indicated that the Company was not in compliance with Nasdaq Listing Rule 5250(c)(1) as a result of the delayed filing of the Company's Quarterly Report on Form 10-Q for the period ended June 30, 2025. While this notice does not immediately affect the listing of Nutex's securities, the company risks delisting if it does not resolve the issue by submitting a compliance plan to Nasdaq by October 20, 2025, 60 days from August 20, 2025. If accepted, Nutex could have until February 10, 2026, to comply. Nutex is currently working to complete its delayed financial filings.
About Nutex Health Inc.
Headquartered in Houston, Texas and founded in 2011, Nutex Health Inc. (NASDAQ: NUTX) is a healthcare management and operations company with two divisions: a Hospital Division and a Population Health Management Division.
The Hospital Division owns, develops and operates innovative health care models, including micro-hospitals, specialty hospitals, and hospital outpatient departments. This division owns and operates 24 facilities in 11 states.
The Population Health Management division owns and operates provider networks such as Independent Physician Associations. Through our Management Services Organization, we provide management, administrative and other support services to our affiliated hospitals and physician groups.
Forward-Looking Statements
This Press Release contains “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”), and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). All statements other than statements of historical fact are “forward-looking statements” for purposes of federal and state securities laws, including, but not limited to, statements regarding future changes in laws or regulations applicable to our operations, in

Exhibit 99.1
particular, changes to the regulations promulgated under the No Surprises Act, any statements about our business, financial condition, operating results, plans, objectives, expectations and intentions, any guidance on, or projections of, earnings, revenue or other financial items, or otherwise, and our future liquidity, including cash flows; any statements regarding the timing of the filing of the amendments to our prior SEC filings and 10-Q for the second quarter of 2025; any statements of any plans, strategies, and objectives of management for future operations, such as the material opportunities that we believe exist for our Company; any statements concerning proposed services, developments, mergers or acquisitions; or strategic transactions; any statements regarding management’s view of future expectations and prospects for us; any statements about prospective adoption of new accounting standards or effects of changes in accounting standards; any statements regarding future economic conditions or performance; any statements of belief; any statements of assumptions underlying any of the foregoing; and other statements that are not historical facts. Forward-looking statements may be identified by the use of forward-looking terms such as "anticipate,” "could,” "can,” "may,” "might,” "potential,” "predict,” "should,” "estimate,” "expect,” "project,” "believe,” "think,” "plan,” "envision,” "intend,” "continue,” "target,” "seek,” "contemplate,” "budgeted,” "will,” "would” and the negative of such terms, other variations on such terms or other similar or comparable words, phrases or terminology.
Forward-looking statements involve risks and uncertainties and are based on the current beliefs, expectations, and certain assumptions of management. Some or all of such beliefs, expectations, and assumptions may not materialize or may vary significantly from actual results. Such statements are qualified by important economic, competitive, governmental, and technological factors that could cause our business, strategy, or actual results or events to differ materially from those in our forward-looking statements. When considering forward-looking statements, you should keep in mind the risk factors and other cautionary statements described under, but not limited to, the heading "Item 1A. Risk Factors” included in the Annual Report of Nutex Health Inc. on Form 10-K for the year ended December 31, 2024 and other filings of the Company with the United States Securities and Exchange Commission. Although we believe that the expectations reflected in our forward-looking statements are reasonable, actual results could differ materially from those projected or assumed in any of our forward-looking statements. Our future financial condition and results of operations, as well as any forward-looking statements, are subject to change, and significant risks and uncertainties that could cause actual conditions, outcomes and results to differ materially from those indicated by such statements. Consequently, all of the forward-looking statements made in this press release are qualified by these cautionary statements and there can be no assurance that the actual results or developments anticipated by the Company will be realized or, even if substantially realized, that they will have the expected consequence to or effects on the Company or its business or operations. The Company assumes no obligations to update any such forward-looking statements.

FOR ADDITIONAL INFORMATION:
Nutex Health, Inc.
Jennifer Rodriguez – Investor Relations
investors@nutexhealth.com
– Media Contact
jrodriguez@nutexhealth.com
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